CONTACT:	FOR IMMEDIATE RELEASE
Bryan R. McKeag	July 31, 2017
Executive Vice President
Chief Financial Officer
(563) 589-1994
bmckeag@htlf.com

HEARTLAND FINANCIAL USA, INC. REPORTS 2017 SECOND QUARTER RESULTS

Highlights

▪	Quarterly net income available to common stockholders of $21.9 million in comparison with $20.9 million for the second quarter of the prior year
▪	Diluted earnings per common share of $0.81 in comparison with $0.84 for the second quarter of the prior year
▪	Net interest margin of 3.94%, fully tax-equivalent (non-GAAP)(1) of 4.14%
▪	Return on average common equity of 11.13% and return on average tangible common equity (non-GAAP)(2) of 14.07%
▪	Tangible common equity ratio (non-GAAP)(3) of 7.97%
▪	Efficiency ratio, fully tax-equivalent (non-GAAP)(4) of 65.61% compared to 67.95% for the second quarter of 2016
▪	Demand deposits increased $36.2 million during the quarter and represent 34% of total deposits
▪	Completed acquisition of Citywide Banks of Colorado, Inc. on July 7, 2017

	Quarter Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
Net income (in millions)	$22.0	$21.0	$40.0	$41.0
Net income available to common stockholders (in millions)	21.9	20.9	39.9	40.8
Diluted earnings per common share	0.81	0.84	1.49	1.66

Return on average assets	1.06%	1.03%	0.97%	1.01%
Return on average common equity	11.13	12.58	10.44	12.63
Return on average tangible common equity (non-GAAP)(2)	14.07	16.32	13.18	16.38
Net interest margin	3.94	3.95	3.95	3.98
Net interest margin, fully tax-equivalent (non-GAAP)(1)	4.14	4.12	4.15	4.15

"Heartland’s second quarter 2017 financial performance was excellent. Net income available to common stockholders of nearly $22.0 million exceeded the same quarter last year by 5 percent. Results were fueled in part by a solid net interest margin of 4.14 percent on a fully tax-equivalent basis and improvement in our efficiency ratio."

Lynn B. Fuller, chairman and chief executive officer, Heartland Financial USA, Inc.
(1) Refer to the "Reconciliation of Annualized Net Interest Margin, Fully Tax-Equivalent (non-GAAP)" table included in this earnings release.
(2) Refer to the "Reconciliation of Return on Average Tangible Common Equity (non-GAAP)" table included in this earnings release.
(3) Refer to the "Reconciliation of Tangible Common Equity Ratio (non-GAAP)" table included in this earnings release.
(4) Refer to the "Reconciliation of Non-GAAP Measure-Efficiency Ratio" table include in this earnings release.

Dubuque, Iowa, Monday, July 31, 2017-Heartland Financial USA, Inc. (NASDAQ: HTLF) today reported net income available to common stockholders of $21.9 million, or $0.81 per diluted common share, for the quarter ended June 30, 2017, compared to $20.9 million, or $0.84 per diluted common share, for the second quarter of 2016. Return on average common equity was 11.13% and return on average assets was 1.06% for the second quarter of 2017, compared to 12.58% and 1.03%, respectively, for the same quarter in 2016.

Net income available to common stockholders for the six months ended June 30, 2017, was $39.9 million or $1.49 per diluted common share, compared to $40.8 million or $1.66 per diluted common share for the six months ended June 30, 2016. Return on average common equity was 10.44%, and return on average assets was 0.97% for the first six months of 2017, compared to 12.63% and 1.01%, respectively, for the same period in 2016.

Commenting on Heartland’s second quarter results, Lynn B. Fuller, Heartland’s chairman and chief executive officer said, "Heartland’s second quarter 2017 financial performance was excellent. Net income available to common stockholders of nearly $22.0 million exceeded the same quarter last year by 5 percent. Results were fueled in part by a solid net interest margin of 4.14 percent on a fully tax-equivalent basis and improvement in our efficiency ratio."

On February 28, 2017, Heartland completed the acquisition of Founders Bancorp, parent company of Founders Community Bank, based in San Luis Obispo, California. Based on Heartland's closing common stock price of $49.55 per share as of February 28, 2017, the aggregate consideration was $31.0 million, with 30% of the consideration paid in cash and 70% by delivery of Heartland common stock. Simultaneous with the closing of the transaction, Founders Community Bank merged into Heartland's Premier Valley Bank subsidiary. As of the close date, Founders Community Bank had, at fair value, total assets of $213.3 million, total loans of $96.4 million and total deposits of $181.5 million. The systems conversion for this transaction occurred two weeks after the closing.

On July 7, 2017, Heartland completed the acquisition of Citywide Banks of Colorado, Inc., parent company of Citywide Banks, headquartered in Aurora, Colorado. Simultaneous with the close, Citywide Banks merged into Heartland's Centennial Bank and Trust subsidiary. The aggregate consideration was approximately $211.2 million, of which $58.6 million was cash, and the remainder was settled by delivery of 3,216,161 shares of Heartland common stock. The combined entity operates as Citywide Banks. As of June 30, 2017, Citywide Banks had total assets of $1.38 billion, including $1.00 billion in net loans outstanding, and $1.20 billion of deposits. The systems conversion for this transaction is scheduled to be completed in the fourth quarter of 2017.

Commenting on merger and acquisition activity, Fuller stated, "Earlier this month, we announced the completion of our acquisition of Citywide Banks of Colorado with $1.4 billion in assets. This transaction represents the largest acquisition in our history and adds sizable market share in Denver, one of America's best growth markets."

Fully Tax-Equivalent Net Interest Margin Remains Above 4.00%

Net interest margin, expressed as a percentage of average earning assets, was 3.94% (4.14% on a fully tax-equivalent basis) during the second quarter of 2017, compared to 3.95% (4.16% on a fully tax-equivalent basis) during the first quarter of 2017 and 3.95% (4.12% on a fully tax-equivalent basis) during the second quarter of 2016.

Fuller said, "We are very pleased to see net interest margin remained strong at 4.14 percent on a fully tax-equivalent basis reflecting reductions in funding costs and improved yields in the securities portfolio."

Interest income for the second quarter of 2017 was $82.1 million compared to $81.3 million recorded in the second quarter of 2016. The taxable equivalent adjustment for income taxes saved on the interest earned on nontaxable securities and loans was $3.8 million for the second quarter of 2017 and $3.1 million for the second quarter of 2016. With these adjustments, interest income on a tax-equivalent basis was $85.9 million for the second quarter of 2017, an increase of $1.4 million or 2%, compared to $84.5 million for the second quarter of 2016. The increase in interest income on a fully tax-equivalent basis in the second quarter of 2017, as compared to the second quarter of 2016, was primarily due to an increase in average earning assets, which totaled $7.59 billion during the second quarter of 2017 compared to $7.45 billion during the second quarter of 2016, a $139.4 million or 2% increase. This growth is attributable to the Founders Bancorp acquisition completed on February 28, 2017, and an increase in the average balance of the securities portfolio.

Interest expense for the second quarter of 2017 was $7.5 million, a decrease of $732,000 or 9% from $8.2 million in the second quarter of 2016. Average interest bearing liabilities decreased $217.2 million or 4% to $5.15 billion for the quarter ended June 30, 2017, from $5.36 billion in the same quarter in 2016, while the average interest rate paid on

Heartland's interest bearing deposits and borrowings declined 4 basis points from 0.62% in the second quarter of 2016 to 0.58% in the second quarter of 2017.

Net interest income was $74.6 million during the second quarter of 2017 compared to $73.1 million during the second quarter of 2016, an increase of $1.5 million or 2%. After the tax-equivalent adjustment discussed above, net interest income on a tax-equivalent basis totaled $78.4 million during the second quarter of 2017 compared to $76.3 million during the second quarter of 2016, an increase of $2.1 million or 3%.

Noninterest Income and Noninterest Expenses Decrease From Second Quarter 2016

Noninterest income totaled $25.6 million during the second quarter of 2017 compared to $31.0 million during the second quarter of 2016, a decrease of $5.4 million or 17%. Service charges and fees totaled $9.7 million during the second quarter of 2017 compared to $8.0 million during the second quarter of 2016, an increase of $1.7 million or 21%. This increase was primarily attributable to a larger demand deposit customer base, a portion of which was the result of the CIC Bancshares, Inc. acquisition completed during the first quarter of 2016 and the Founders Bancorp acquisition completed in the first quarter of 2017, and increased interchange revenue from commercial card activity. Securities gains, net, were $1.4 million during the second quarter of 2017 compared to $4.6 million recorded during the same quarter in 2016, a decrease of $3.2 million or 70%. Net gains on sale of loans held for sale totaled $6.8 million during the second quarter of 2017 compared to $11.3 million during the second quarter of 2016, a decrease of $4.5 million or 40%, due to lower mortgage loan activity.

For the second quarter of 2017, noninterest expenses totaled $69.3 million compared to $71.0 million during the second quarter of 2016, a decrease of $1.7 million or 2%. The category with the most significant decrease was salaries and employee benefits, which decreased $859,000 or 2%. At June 30, 2017, Heartland had 1,862 full time equivalent employees compared to 1,888 full time equivalent employees at June 30, 2016.

"Heartland continues to carefully manage noninterest expenses, and we are pleased to see positive results as reflected in our efficiency ratio, which dropped into the 65% range for the quarter," added Fuller.

Heartland's effective tax rate was 26.85% for the second quarter of 2017 compared to 32.37% for the second quarter of 2016. Federal low-income housing tax credits included in the determination of Heartland's income taxes totaled $310,000 during the second quarter of 2017 compared to $304,000 for the second quarter of 2016. Also included in the second quarter of 2017 tax computation was a state tax credit of $830,000 related to a partnership investment in tax credit projects. Heartland's effective tax rate was also affected by the level of tax-exempt interest income which, as a percentage of pre-tax income, was 23.49% during the second quarter of 2017 compared to 18.86% during the second quarter of 2016.

Loans Decrease and Deposits Increase Since December 31, 2016

Total assets were $8.20 billion at June 30, 2017, a decrease of $42.4 million or 1% from $8.25 billion at year-end 2016. Exclusive of the $213.9 million of assets acquired at fair value in the Founders Bancorp transaction, total assets decreased $256.3 million or 3% since December 31, 2016. Securities represented 25% and 26% of total assets at June 30, 2017, and December 31, 2016, respectively.

Total loans held to maturity were $5.33 billion at June 30, 2017, compared to $5.35 billion at year-end 2016, a decrease of $26.6 million or less than 1%. This change includes $96.4 million of total loans held to maturity acquired at fair value in the Founders Bancorp transaction. Exclusive of this transaction, total loans held to maturity decreased $123.1 million or 2% since December 31, 2016.

Total deposits were $6.93 billion as of June 30, 2017, compared to $6.85 billion at year-end 2016, an increase of $82.8 million or 1%. This increase included $181.5 million of deposits, at fair value, acquired in the Founders Bancorp transaction. Exclusive of this transaction, total deposits decreased $98.7 million since December 31, 2016. Demand deposits totaled $2.36 billion at June 30, 2017, which increased $153.4 million or 7% since year-end 2016, with $94.4 million of the increase attributable to the Founders Bancorp transaction. Savings deposits decreased $83.5 million or 2% to $3.70 billion at June 30, 2017 from $3.79 billion at December 31, 2016. Excluding savings deposits of $63.3 million acquired in the Founders Bancorp transaction, savings deposits decreased $146.8 million since year-end 2016.

Fuller said, "Total deposits eased a bit in the second quarter, though the key category, demand deposits, increased and now represents 34% of total deposits."

Nonperforming Assets Increase Since December 31, 2016

Nonperforming assets were $76.0 million or 0.93% of total assets at June 30, 2017, compared to $74.8 million or 0.91% of total assets at December 31, 2016. Nonperforming loans were $66.1 million or 1.24% of total loans at June 30, 2017, compared to $64.4 million or 1.20% of total loans at December 31, 2016.

The allowance for loan losses at June 30, 2017, was 1.02% of loans and 81.78% of nonperforming loans, compared to 1.02% of loans and 84.37% of nonperforming loans at December 31, 2016. The provision for loan losses was $889,000 for the second quarter of 2017 compared to $2.1 million for the second quarter of 2016. For the six months ended June 30, 2017, provision expense was $4.5 million compared to $4.2 million recorded for the six months ended June 30, 2016.

Conference Call Details
Heartland will host a conference call for investors at 5:00 p.m. EDT today. To participate, dial 877-407-0782 at least five minutes before start time. To listen to the live webcast, log on to www.htlf.com at least 15 minutes before start time. A replay will be available until July 30, 2018, by logging on to www.htlf.com.

About Heartland Financial USA, Inc.
Heartland Financial USA, Inc. is a diversified financial services company with assets of approximately $9.6 billion. The company provides banking, mortgage, private client, investment, insurance and consumer finance services to individuals and businesses. Heartland currently has 121 banking locations serving 88 communities in Iowa, Illinois, Wisconsin, New Mexico, Arizona, Montana, Colorado, Minnesota, Kansas, Missouri, Texas and California. Additional information about Heartland Financial USA, Inc. is available at www.htlf.com.

Safe Harbor Statement
This release, and future oral and written statements of Heartland and its management, may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 about Heartland's financial condition, results of operations, plans, objectives, future performance and business. Although these forward-looking statements are based upon the beliefs, expectations and assumptions of Heartland's management, there are a number of factors, many of which are beyond the ability of management to control or predict, that could cause actual results to differ materially from those in its forward-looking statements. These factors, which are detailed in the risk factors included in Heartland's Annual Report on Form 10-K filed with the Securities and Exchange Commission, include, among others: (i) the strength of the local and national economy; (ii) the economic impact of past and any future terrorist threats and attacks and any acts of war; (iii) changes in state and federal laws, regulations and governmental policies concerning the company's general business; (iv) changes in interest rates and prepayment rates of the company's assets; (v) increased competition in the financial services sector and the inability to attract new customers; (vi) changes in technology and the ability to develop and maintain secure and reliable electronic systems; (vii) the potential impact of acquisitions; (viii) the loss of key executives or employees; (ix) changes in consumer spending; (x) unexpected outcomes of existing or new litigation involving the company; and (xi) changes in accounting policies and practices. All statements in this release, including forward-looking statements, speak only as of the date they are made, and Heartland undertakes no obligation to update any statement in light of new information or future events.

-FINANCIAL TABLES FOLLOW-
###

HEARTLAND FINANCIAL USA, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited)
DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA
	For the Quarter Ended June 30,		For the Six Months Ended June 30,
	2017	2016	2017	2016
Interest Income
Interest and fees on loans	$68,094	$69,809	$134,992	$138,234
Interest on securities:
Taxable	8,599	7,903	16,852	16,547
Nontaxable	5,020	3,566	10,211	7,076
Interest on federal funds sold	3	1	3	11
Interest bearing deposits with the Federal Reserve Bank and other banks and other short-term investments	345	52	554	147
Total Interest Income	82,061	81,331	162,612	162,015
Interest Expense
Interest on deposits	4,163	4,021	7,893	8,194
Interest on short-term borrowings	90	519	227	848
Interest on other borrowings	3,228	3,673	6,884	7,148
Total Interest Expense	7,481	8,213	15,004	16,190
Net Interest Income	74,580	73,118	147,608	145,825
Provision for loan losses	889	2,118	4,530	4,185
Net Interest Income After Provision for Loan Losses	73,691	71,000	143,078	141,640
Noninterest Income
Service charges and fees	9,696	8,022	19,153	15,184
Loan servicing income	1,351	1,292	3,075	2,560
Trust fees	3,979	3,625	7,610	7,438
Brokerage and insurance commissions	976	886	2,012	1,908
Securities gains, net	1,392	4,622	3,874	8,148
Net gains on sale of loans held for sale	6,817	11,270	12,964	22,335
Valuation adjustment on commercial servicing rights	19	(46)	24	(46)
Income on bank owned life insurance	656	591	1,273	1,113
Other noninterest income	738	764	1,532	1,964
Total Noninterest Income	25,624	31,026	51,517	60,604
Noninterest Expense
Salaries and employee benefits	41,126	41,985	82,893	83,699
Occupancy	5,056	5,220	10,129	10,223
Furniture and equipment	2,586	2,442	5,087	4,555
Professional fees	7,583	7,486	15,892	14,496
FDIC insurance assessments	909	1,120	1,716	2,288
Advertising	1,359	1,551	3,783	2,835
Core deposit intangibles and customer relationship intangibles amortization	1,218	1,297	2,389	3,192
Other real estate and loan collection expenses	365	659	1,193	1,231
(Gain)/loss on sales/valuations of assets, net	(112)	(43)	300	270
Other noninterest expenses	9,208	9,303	17,656	18,540
Total Noninterest Expense	69,298	71,020	141,038	141,329
Income Before Income Taxes	30,017	31,006	53,557	60,915
Income taxes	8,059	10,036	13,589	19,936
Net Income	21,958	20,970	39,968	40,979
Preferred dividends	(13)	(52)	(32)	(220)
Interest expense on convertible preferred debt	4	31	9	31
Net Income Available to Common Stockholders	$21,949	$20,949	$39,945	$40,790
Earnings per common share-diluted	$0.81	$0.84	$1.49	$1.66
Weighted average shares outstanding-diluted	26,972,580	24,974,995	26,798,134	24,541,356

HEARTLAND FINANCIAL USA, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited)
DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA
	For the Quarter Ended
	6/30/2017	3/31/2017	12/31/2016	9/30/2016	6/30/2016
Interest Income
Interest and fees on loans	$68,094	$66,898	$69,848	$70,046	$69,809
Interest on securities:
Taxable	8,599	8,253	8,480	7,831	7,903
Nontaxable	5,020	5,191	4,292	3,717	3,566
Interest on federal funds sold	3	—	—	1	1
Interest bearing deposits with the Federal Reserve Bank and other banks and other short-term investments	345	209	157	92	52
Total Interest Income	82,061	80,551	82,777	81,687	81,331
Interest Expense
Interest on deposits	4,163	3,730	3,744	4,001	4,021
Interest on short-term borrowings	90	137	119	235	519
Interest on other borrowings	3,228	3,656	3,754	3,770	3,673
Total Interest Expense	7,481	7,523	7,617	8,006	8,213
Net Interest Income	74,580	73,028	75,160	73,681	73,118
Provision for loan losses	889	3,641	2,181	5,328	2,118
Net Interest Income After Provision for Loan Losses	73,691	69,387	72,979	68,353	71,000
Noninterest Income
Service charges and fees	9,696	9,457	8,128	8,278	8,022
Loan servicing income	1,351	1,724	1,068	873	1,292
Trust fees	3,979	3,631	3,718	3,689	3,625
Brokerage and insurance commissions	976	1,036	955	1,006	886
Securities gains, net	1,392	2,482	1,608	1,584	4,622
Net gains on sale of loans held for sale	6,817	6,147	5,840	11,459	11,270
Valuation adjustment on commercial servicing rights	19	5	8	5	(46)
Income on bank owned life insurance	656	617	542	620	591
Other noninterest income	738	794	2,588	1,028	764
Total Noninterest Income	25,624	25,893	24,455	28,542	31,026
Noninterest Expense
Salaries and employee benefits	41,126	41,767	39,115	40,733	41,985
Occupancy	5,056	5,073	5,076	5,099	5,220
Furniture and equipment	2,586	2,501	2,944	2,746	2,442
Professional fees	7,583	8,309	7,195	5,985	7,486
FDIC insurance assessments	909	807	717	1,180	1,120
Advertising	1,359	2,424	2,274	1,339	1,551
Core deposit intangibles and customer relationship intangibles amortization	1,218	1,171	1,147	1,291	1,297
Other real estate and loan collection expenses	365	828	572	640	659
(Gain)/loss on sales/valuations of assets, net	(112)	412	414	794	(43)
Other noninterest expenses	9,208	8,448	10,458	8,620	9,303
Total Noninterest Expense	69,298	71,740	69,912	68,427	71,020
Income Before Income Taxes	30,017	23,540	27,522	28,468	31,006
Income taxes	8,059	5,530	8,360	8,260	10,036
Net Income	21,958	18,010	19,162	20,208	20,970
Preferred dividends	(13)	(19)	(19)	(53)	(52)
Interest expense on convertible preferred debt	4	5	3	17	31
Net Income Available to Common Stockholders	$21,949	$17,996	$19,146	$20,172	$20,949
Earnings per common share-diluted	$0.81	$0.68	$0.74	$0.81	$0.84
Weighted average shares outstanding-diluted	26,972,580	26,627,830	25,800,472	24,922,946	24,974,995

HEARTLAND FINANCIAL USA, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited)
DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA
	As Of
	6/30/2017	3/31/2017	12/31/2016	9/30/2016	6/30/2016
Assets
Cash and due from banks	$141,100	$129,386	$151,290	$196,234	$222,718
Interest bearing deposits with the Federal Reserve Bank and other banks and other short-term investments	40,676	43,765	7,434	5,855	7,232
Cash and cash equivalents	181,776	173,151	158,724	202,089	229,950
Time deposits in other financial institutions	30,241	41,539	2,105	2,105	2,105
Securities:
Available for sale, at fair value	1,789,441	1,893,528	1,845,864	1,655,696	1,566,592
Held to maturity, at cost	259,586	260,616	263,662	265,302	270,423
Other investments, at cost	21,094	21,557	21,560	22,082	22,680
Loans held for sale	48,848	49,009	61,261	78,317	82,538
Loans:
Held to maturity	5,325,082	5,361,604	5,351,719	5,438,715	5,482,258
Allowance for loan losses	(54,051)	(54,999)	(54,324)	(54,653)	(51,756)
Loans, net	5,271,031	5,306,605	5,297,395	5,384,062	5,430,502
Premises, furniture and equipment, net	163,003	165,425	164,028	165,841	168,701
Goodwill	141,461	141,461	127,699	127,699	127,699
Core deposit intangibles and customer relationship intangibles, net	22,850	24,068	22,775	23,922	25,213
Servicing rights, net	34,736	35,441	35,778	35,906	35,654
Cash surrender value on life insurance	120,281	117,613	112,615	112,060	111,425
Other real estate, net	9,269	11,188	9,744	10,740	11,003
Other assets	111,104	120,644	123,869	116,394	119,916
Total Assets	$8,204,721	$8,361,845	$8,247,079	$8,202,215	$8,204,401
Liabilities and Equity
Liabilities
Deposits:
Demand	$2,355,410	$2,319,256	$2,202,036	$2,238,736	$2,149,911
Savings	3,704,579	3,940,146	3,788,089	3,753,300	3,691,791
Time	870,180	830,459	857,286	920,657	995,870
Total deposits	6,930,169	7,089,861	6,847,411	6,912,693	6,837,572
Short-term borrowings	139,130	155,025	306,459	214,105	303,707
Other borrowings	281,096	282,051	288,534	294,493	296,895
Accrued expenses and other liabilities	48,356	53,596	63,759	76,536	78,264
Total Liabilities	7,398,751	7,580,533	7,506,163	7,497,827	7,516,438
Stockholders' Equity
Preferred equity	938	938	1,357	1,357	3,777
Common stock	26,701	26,674	26,120	24,683	24,544
Capital surplus	352,500	351,423	328,376	279,316	274,682
Retained earnings	450,228	431,219	416,109	402,179	384,479
Accumulated other comprehensive income (loss)	(24,397)	(28,942)	(31,046)	(3,079)	513
Treasury stock at cost	—	—	—	(68)	(32)
Total Equity	805,970	781,312	740,916	704,388	687,963
Total Liabilities and Equity	$8,204,721	$8,361,845	$8,247,079	$8,202,215	$8,204,401

HEARTLAND FINANCIAL USA, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited)
DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA
	For the Quarter Ended June 30,		For the Six Months Ended June 30,
	2017	2016	2017	2016
Average Balances
Assets	$8,333,301	$8,211,326	$8,283,681	$8,118,198
Loans, net of unearned	5,376,826	5,582,878	5,371,271	5,470,490
Deposits	7,050,126	6,806,259	6,973,897	6,742,635
Earning assets	7,586,256	7,446,849	7,544,609	7,361,775
Interest bearing liabilities	5,146,243	5,363,477	5,168,475	5,318,320
Common stockholders' equity	791,039	669,930	771,464	649,612
Total stockholders' equity	791,977	673,707	772,575	684,739
Tangible common stockholders' equity(1)	625,929	516,347	611,050	500,726

Key Performance Ratios
Annualized return on average assets	1.06%	1.03%	0.97%	1.01%
Annualized return on average common equity (GAAP)	11.13%	12.58%	10.44%	12.63%
Annualized return on average tangible common equity (non-GAAP)(2)	14.07%	16.32%	13.18%	16.38%
Annualized ratio of net charge-offs to average loans	0.14%	0.01%	0.18%	0.04%
Annualized net interest margin (GAAP)	3.94%	3.95%	3.95%	3.98%
Annualized net interest margin, fully tax-equivalent (non-GAAP)(3)	4.14%	4.12%	4.15%	4.15%
Efficiency ratio, fully tax-equivalent(4)	65.61%	67.95%	67.75%	67.43%

Reconciliation of Return on Average Tangible Common Equity (non-GAAP)(5)
Net income available to common shareholders (GAAP)	$21,949	$20,949	$39,945	$40,790

Average common stockholders' equity (GAAP)	$791,039	$669,930	$771,464	$649,612
Less average goodwill	141,461	127,700	136,976	123,727
Less average core deposit intangibles and customer relationship intangibles, net	23,649	25,883	23,438	25,159
Average tangible common equity (non-GAAP)	$625,929	$516,347	$611,050	$500,726
Annualized return on average common equity (GAAP)	11.13%	12.58%	10.44%	12.63%
Annualized return on average tangible common equity (non-GAAP)	14.07%	16.32%	13.18%	16.38%

Reconciliation of Annualized Net Interest Margin, Fully Tax-Equivalent (non-GAAP)(6)
Net Interest Income (GAAP)	$74,580	$73,118	$147,608	$145,825
Plus tax-equivalent adjustment(7)	3,796	3,146	7,656	6,187
Net interest income, tax-equivalent (non-GAAP)	$78,376	$76,264	$155,264	$152,012

Average earning assets	$7,586,256	$7,446,849	$7,544,609	$7,361,775

Annualized net interest margin (GAAP)	3.94%	3.95%	3.95%	3.98%
Annualized net interest margin, fully tax-equivalent (non-GAAP)	4.14%	4.12%	4.15%	4.15%

(1) Calculated as common stockholders' equity less goodwill and core deposit intangibles and customer relationship intangibles, net.
(2) Refer to the "Reconciliation of Return on Average Tangible Common Equity (non-GAAP)" table.
(3) Refer to the "Reconciliation of Annualized Net Interest Margin, Fully Tax-Equivalent (non-GAAP)" table.
(4) Refer to the "Reconciliation of Non-GAAP Measure-Efficiency Ratio" table that follows for details of this non-GAAP measure.
(5) Return on average tangible common equity is net income available to common stockholders divided by average common stockholders' equity less goodwill and core deposit intangibles and customer deposit intangibles, net. This financial measure is included as it is considered to be a critical metric to analyze and evaluate financial condition and capital strength. This measure should not be considered a substitute for operating results determined in accordance with GAAP.

(6) Annualized net interest margin, fully tax-equivalent is a non-GAAP measure, which adjusts net interest income for the tax-favored status of certain loans and securities. Management believes this measure enhances the comparability of net interest income arising from taxable and tax-exempt sources. This measure should not be considered a substitute for operating results determined in accordance with GAAP.

(7) Computed on a tax-equivalent basis using an effective tax rate of 35%.

HEARTLAND FINANCIAL USA, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited)
DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA
	For the Quarter Ended
	6/30/2017	3/31/2017	12/31/2016	9/30/2016	6/30/2016
Average Balances
Assets	$8,333,301	$8,233,510	$8,280,042	$8,172,683	$8,211,326
Loans, net of unearned	5,376,826	5,365,654	5,473,001	5,538,088	5,582,878
Deposits	7,050,126	6,896,821	6,928,978	6,839,334	6,806,259
Earning assets	7,586,256	7,502,496	7,551,997	7,382,860	7,446,849
Interest bearing liabilities	5,146,243	5,190,955	5,206,393	5,224,172	5,363,477
Common stockholders' equity	791,039	751,671	726,455	689,637	669,930
Total stockholders' equity	791,977	752,958	727,812	692,404	673,707
Tangible common stockholders' equity(1)	625,929	596,006	575,412	537,375	516,347

Key Performance Ratios
Annualized return on average assets	1.06%	0.89%	0.92%	0.98%	1.03%
Annualized return on average common equity (GAAP)	11.13%	9.71%	10.48%	11.64%	12.58%
Annualized return on average tangible common equity (non-GAAP)(2)	14.07%	12.25%	13.24%	14.93%	16.32%
Annualized ratio of net charge-offs to average loans	0.14%	0.22%	0.18%	0.17%	0.01%
Annualized net interest margin (GAAP)	3.94%	3.95%	3.96%	3.97%	3.95%
Annualized net interest margin, fully tax-equivalent (non-GAAP)(3)	4.14%	4.16%	4.14%	4.14%	4.12%
Efficiency ratio, fully tax-equivalent(4)	65.61%	69.95%	66.29%	63.88%	67.95%

Reconciliation of Return on Average Tangible Common Equity (non-GAAP)(5)
Net income available to common shareholders (GAAP)	$21,949	$17,996	$19,146	$20,172	$20,949

Average common stockholders' equity (GAAP)	$791,039	$751,671	$726,455	$689,637	$669,930
Less average goodwill	141,461	132,440	127,699	127,699	127,699
Less average core deposit intangibles and customer relationship intangibles, net	23,649	23,225	23,344	24,563	25,884
Average tangible common equity (non-GAAP)	$625,929	$596,006	$575,412	$537,375	$516,347
Annualized return on average common equity (GAAP)	11.13%	9.71%	10.48%	11.64%	12.58%
Annualized return on average tangible common equity (non-GAAP)	14.07%	12.25%	13.24%	14.93%	16.32%

Reconciliation of Annualized Net Interest Margin, Fully Tax-Equivalent (non-GAAP)(6)
Net Interest Income (GAAP)	$74,580	$73,028	$75,160	$73,681	$73,118
Plus tax-equivalent adjustment(7)	3,796	3,860	3,511	3,221	3,146
Net interest income, fully tax-equivalent (non-GAAP)	$78,376	$76,888	$78,671	$76,902	$76,264

Average earning assets	$7,586,256	$7,502,496	$7,551,997	$7,382,860	$7,446,849

Annualized net interest margin (GAAP)	3.94%	3.95%	3.96%	3.97%	3.95%
Annualized net interest margin, fully tax-equivalent (non-GAAP)	4.14%	4.16%	4.14%	4.14%	4.12%

(1) Calculated as common stockholders' equity less goodwill and core deposit intangibles and customer relationship intangibles, net.
(2) Refer to the "Reconciliation of Return on Average Tangible Common Equity (non-GAAP)" table.
(3) Refer to the "Reconciliation of Annualized Net Interest Margin, Fully Tax-Equivalent (non-GAAP)" table.
(4) Refer to the "Reconciliation of Non-GAAP Measure-Efficiency Ratio" table that follows for details of this non-GAAP measure.
(5) Return on average common tangible equity is net income available to common stockholders divided by average common stockholders' equity less goodwill and core deposit intangibles and customer relationship intangibles, net. This financial measure is included as it is considered to be a critical metric to analyze and evaluate financial condition and capital strength. This measure should not be considered a substitute for operating results determined in accordance with GAAP.

(6) Annualized net interest margin, fully tax-equivalent is a non-GAAP measure, which adjusts net interest income for the tax-favored status of certain loans and securities. Management believes this measure enhances the comparability of net interest income arising from taxable and tax-exempt sources. This measure should not be considered a substitute for operating results determined in accordance with GAAP.

(7) Computed on a tax-equivalent basis using an effective tax rate of 35%.

HEARTLAND FINANCIAL USA, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited)
DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA
	For the Quarter Ended June 30,		For the Six Months Ended June 30,
Reconciliation of Non-GAAP Measure-Efficiency Ratio(1)	2017	2016	2017	2016
Net interest income	$74,580	$73,118	$147,608	$145,825
Tax-equivalent adjustment(2)	3,796	3,146	7,656	6,187
Fully tax-equivalent net interest income	78,376	76,264	155,264	152,012
Noninterest income	25,624	31,026	51,517	60,604
Securities gains, net	(1,392)	(4,622)	(3,874)	(8,148)
Adjusted income	$102,608	$102,668	$202,907	$204,468

Total noninterest expenses	$69,298	$71,020	$141,038	$141,329
Less:
Core deposit intangibles and customer relationship intangibles amortization	1,218	1,297	2,389	3,192
Partnership investment in tax credit projects	876	—	876	—
(Gain)/loss on sales/valuations of assets, net	(112)	(43)	300	270
Adjusted noninterest expenses	$67,316	$69,766	$137,473	$137,867

Efficiency ratio, fully tax-equivalent (non-GAAP)	65.61%	67.95%	67.75%	67.43%

HEARTLAND FINANCIAL USA, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited)
DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA
	For the Quarter Ended
Reconciliation of Non-GAAP Measure-Efficiency Ratio(1)	6/30/2017	3/31/2017	12/31/2016	9/30/2016	6/30/2016
Net interest income	$74,580	$73,028	$75,160	$73,681	$73,118
Tax-equivalent adjustment(2)	3,796	3,860	3,511	3,221	3,146
Fully tax-equivalent net interest income	78,376	76,888	78,671	76,902	76,264
Noninterest income	25,624	25,893	24,455	28,542	31,026
Securities gains, net	(1,392)	(2,482)	(1,608)	(1,584)	(4,622)
Adjusted income	$102,608	$100,299	$101,518	$103,860	$102,668

Total noninterest expenses	$69,298	$71,740	$69,912	$68,427	$71,020
Less:
Core deposit intangibles and customer relationship intangibles amortization	1,218	1,171	1,147	1,291	1,297
Partnership investment in tax credit projects	876	—	1,051	—	—
(Gain)/loss on sales/valuation of assets, net	(112)	412	414	794	(43)
Adjusted noninterest expenses	$67,316	$70,157	$67,300	$66,342	$69,766

Efficiency ratio, fully tax-equivalent (non-GAAP)	65.61%	69.95%	66.29%	63.88%	67.95%

(1) Efficiency ratio, fully tax-equivalent, expresses noninterest expenses as a percentage of fully tax-equivalent net interest income and noninterest income. This efficiency ratio is presented on a tax-equivalent basis, which adjusts net interest income and noninterest expenses for the tax favored status of certain loans, securities and tax credit projects. Management believes the presentation of this non-GAAP measure provides supplemental useful information for proper understanding of the financial results as it enhances the comparability of income and expenses arising from taxable and nontaxable sources and excludes specific items, as noted in the table. This measure should not be considered a substitute for operating results determined in accordance with GAAP.

(2) Computed on a tax-equivalent basis using an effective tax rate of 35%.

HEARTLAND FINANCIAL USA, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited)
DOLLARS IN THOUSANDS, EXCEPT PER SHARE AND FULL TIME EQUIVALENT EMPLOYEE DATA
	As of and for the Quarter Ended
	6/30/2017	3/31/2017	12/31/2016	9/30/2016	6/30/2016
Common Share Data
Book value per common share	$30.15	$29.26	$28.31	$28.48	$27.88
Tangible book value per common share (non-GAAP)(1)	$24.00	$23.05	$22.55	$22.34	$21.65
ASC 320 effect on book value per common share	$(0.87)	$(1.06)	$(1.15)	$0.03	$0.21
Common shares outstanding, net of treasury stock	26,701,226	26,674,121	26,119,929	24,681,380	24,543,376
Tangible common equity ratio (non-GAAP)(2)	7.97%	7.50%	7.28%	6.85%	6.60%

Reconciliation of Tangible Book Value Per Common Share (non-GAAP)(3)
Common stockholders' equity (GAAP)	$805,032	$780,374	$739,559	$703,031	$684,186
Less goodwill	141,461	141,461	127,699	127,699	127,699
Less core deposit intangibles and customer relationship intangibles, net	22,850	24,068	22,775	23,922	25,213
Tangible common stockholders' equity (non-GAAP)	$640,721	$614,845	$589,085	$551,410	$531,274

Common shares outstanding, net of treasury stock	26,701,226	26,674,121	26,119,929	24,681,380	24,543,376
Common stockholders' equity (book value) per share (GAAP)	$30.15	$29.26	$28.31	$28.48	$27.88
Tangible book value per common share (non-GAAP)	$24.00	$23.05	$22.55	$22.34	$21.65

Reconciliation of Tangible Common Equity Ratio(non-GAAP)(4)
Total assets (GAAP)	$8,204,721	$8,361,845	$8,247,079	$8,202,215	$8,204,401
Less goodwill	141,461	141,461	127,699	127,699	127,699
Less core deposit intangibles and customer relationship intangibles, net	22,850	24,068	22,775	23,922	25,213
Total tangible assets (non-GAAP)	$8,040,410	$8,196,316	$8,096,605	$8,050,594	$8,051,489
Tangible common equity ratio (non-GAAP)	7.97%	7.50%	7.28%	6.85%	6.60%

Loan Data
Loans held to maturity:
Commercial and commercial real estate	$3,803,011	$3,849,748	$3,825,847	$3,900,612	$3,930,879
Residential mortgage	596,385	604,902	617,924	625,965	644,267
Agricultural and agricultural real estate	495,243	481,125	489,318	489,387	480,883
Consumer	431,052	427,962	420,613	425,582	428,730
Unearned discount and deferred loan fees	(609)	(2,133)	(1,983)	(2,831)	(2,501)
Total loans held to maturity	$5,325,082	$5,361,604	$5,351,719	$5,438,715	$5,482,258

Other Selected Trend Information
Effective tax rate	26.85%	23.49%	30.38%	29.02%	32.37%
Full time equivalent employees	1,862	1,896	1,864	1,846	1,888
Total residential mortgage loan applications	$308,113	$248,614	$304,018	$445,107	$440,907
Residential mortgage loans originated	$216,637	$161,851	$278,065	$324,337	$324,633
Residential mortgage loans sold	$180,296	$172,521	$269,333	$315,917	$302,448
Residential mortgage loan servicing portfolio	$4,340,243	$4,338,311	$4,308,580	$4,259,459	$4,203,429

(1) Refer to the "Reconciliation of Tangible Book Value Per Common Share (non-GAAP)" table.
(2) Refer to the "Reconciliation of Tangible Common Equity Ratio (non-GAAP)" table.
(3) Tangible book value per common share is total common stockholders' equity less goodwill and core deposit intangibles and customer relationship intangibles, net, divided by common shares outstanding, net of treasury. This is a non-GAAP financial measure but has been included as it is considered to be a critical metric with which to analyze and evaluate financial condition and capital strength. This measure should not be considered a substitute for operating results determined in accordance with GAAP.

(4) The tangible common equity ratio is total common stockholders' equity less goodwill and core deposit intangibles and customer relationship intangibles, net, divided by total assets less goodwill and core deposit intangibles and customer relationship intangibles, net. This is a non-GAAP financial measure but has been included as it is considered to be a critical metric with which to analyze and evaluate financial condition and capital strength. This measure should not be considered a substitute for operating results determined in accordance with GAAP.

HEARTLAND FINANCIAL USA, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited)
DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA
	As of and for the Quarter Ended
	6/30/2017	3/31/2017	12/31/2016	9/30/2016	6/30/2016
Allowance for Loan Losses
Balance, beginning of period	$54,999	$54,324	$54,653	$51,756	$49,738
Provision for loan losses	889	3,641	2,181	5,328	2,118
Charge-offs	(2,766)	(3,718)	(3,555)	(3,283)	(2,951)
Recoveries	929	752	1,045	852	2,851
Balance, end of period	$54,051	$54,999	$54,324	$54,653	$51,756

Asset Quality
Nonaccrual loans	$65,393	$62,868	$64,299	$57,799	$57,053
Loans past due ninety days or more as to interest or principal payments	698	872	86	105	—
Other real estate owned	9,269	11,188	9,744	10,740	11,003
Other repossessed assets	675	739	663	821	564
Total nonperforming assets	$76,035	$75,667	$74,792	$69,465	$68,620

Performing troubled debt restructured loans	$11,157	$11,010	$10,380	$10,281	$9,923

Nonperforming Assets Activity
Balance, beginning of period	$75,667	$74,792	$69,465	$68,620	$60,153
Net loan charge offs	(1,837)	(2,966)	(2,510)	(2,431)	(100)
New nonperforming loans	13,700	14,819	23,035	10,884	19,994
Reduction of nonperforming loans(1)	(7,443)	(10,037)	(13,707)	(6,983)	(10,313)
OREO/Repossessed assets sales proceeds	(3,734)	(715)	(1,037)	(343)	(918)
OREO/Repossessed assets writedowns, net	(259)	(279)	(274)	(521)	(337)
Net activity at Citizens Finance Co.	(59)	53	(180)	239	141
Balance, end of period	$76,035	$75,667	$74,792	$69,465	$68,620

Asset Quality Ratios
Ratio of nonperforming loans to total loans	1.24%	1.19%	1.20%	1.06%	1.04%
Ratio of nonperforming assets to total assets	0.93%	0.90%	0.91%	0.85%	0.84%
Annualized ratio of net loan charge-offs to average loans	0.14%	0.22%	0.18%	0.17%	0.01%
Allowance for loan losses as a percent of loans	1.02%	1.03%	1.02%	1.00%	0.94%
Allowance for loan losses as a percent of nonperforming loans	81.78%	86.29%	84.37%	94.39%	90.72%
Loans delinquent 30-89 days as a percent of total loans	0.38%	0.44%	0.37%	0.40%	0.73%

(1) Includes principal reductions, transfers to performing status and transfers to OREO.

HEARTLAND FINANCIAL USA, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited)
DOLLARS IN THOUSANDS
	For the Quarter Ended
	June 30, 2017			June 30, 2016
	Average Balance	Interest	Rate	Average Balance	Interest	Rate
Earning Assets
Securities:
Taxable	$1,516,745	$8,599	2.27%	$1,468,896	$7,903	2.16%
Nontaxable(1)	624,915	7,723	4.96	430,086	5,486	5.13
Total securities	2,141,660	16,322	3.06	1,898,982	13,389	2.84
Interest bearing deposits with the Federal Reserve Bank and other banks and other short-term investments	121,778	345	1.14	10,727	52	1.95
Federal funds sold	1,262	3	0.95	5,114	1	0.08
Loans:(2)
Commercial and commercial real estate(1)	3,824,061	46,912	4.92	3,866,861	46,889	4.88
Residential mortgage	633,344	6,509	4.12	803,952	8,286	4.15
Agricultural and agricultural real estate(1)	488,222	5,807	4.77	481,625	5,504	4.60
Consumer	431,199	8,289	7.71	430,440	8,273	7.73
Fees on loans		1,670	—		2,083	—
Less: allowance for loan losses	(55,270)	—	—	(50,852)	—	—
Net loans	5,321,556	69,187	5.21	5,532,026	71,035	5.16
Total earning assets	7,586,256	85,857	4.54%	7,446,849	84,477	4.56%
Nonearning Assets	747,045			764,477
Total Assets	$8,333,301			$8,211,326
Interest Bearing Liabilities
Savings	$3,881,219	$2,505	0.26%	$3,699,971	$2,028	0.22%
Time, $100,000 and over	350,786	727	0.83	421,151	733	0.70
Other time deposits	479,164	931	0.78	586,810	1,260	0.86
Short-term borrowings	153,565	90	0.24	373,768	519	0.56
Other borrowings	281,509	3,228	4.60	281,777	3,673	5.24
Total interest bearing liabilities	5,146,243	7,481	0.58%	5,363,477	8,213	0.62%
Noninterest Bearing Liabilities
Noninterest bearing deposits	2,338,957			2,098,327
Accrued interest and other liabilities	56,124			75,815
Total noninterest bearing liabilities	2,395,081			2,174,142
Stockholders' Equity	791,977			673,707
Total Liabilities and Stockholders' Equity	$8,333,301			$8,211,326
Net interest income, fully tax-equivalent (non-GAAP)(1)		$78,376			$76,264
Net interest spread(1)			3.96%			3.94%
Net interest income, fully tax-equivalent (non-GAAP) to total earning assets(3)			4.14%			4.12%
Interest bearing liabilities to earning assets	67.84%			72.02%

Reconciliation of annualized net interest margin, fully tax-equivalent (non-GAAP)(3)
Net interest income, fully tax-equivalent (non-GAAP)		$78,376			$76,264
Adjustments for tax-equivalent interest(1)		(3,796)			(3,146)
Net interest income (GAAP)		$74,580			$73,118

Average earning assets	$7,586,256			$7,446,849
Annualized net interest margin (GAAP)		3.94%			3.95%
Annualized net interest margin, fully tax-equivalent (non-GAAP)		4.14%			4.12%

(1) Computed on a tax-equivalent basis using an effective tax rate of 35%
(2) Nonaccrual loans are included in the average loans outstanding.
(3) Annualized net interest margin, fully tax-equivalent is a non-GAAP measure, which adjusts net interest income for the tax-favored status of certain loans and securities. Management believes this measure enhances the comparability of net interest income arising from taxable and tax exempt sources. This measure should not be considered a substitute for operating results determined in accordance with GAAP.

HEARTLAND FINANCIAL USA, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited)
DOLLARS IN THOUSANDS
	For the Six Months Ended
	June 30, 2017			June 30, 2016
	Average Balance	Interest	Rate	Average Balance	Interest	Rate
Earning Assets
Securities:
Taxable	$1,483,087	$16,852	2.29%	$1,488,664	$16,547	2.24%
Nontaxable(1)	635,168	15,709	4.99	423,655	10,886	5.17
Total securities	2,118,255	32,561	3.10	1,912,319	27,433	2.88
Interest bearing deposits with the Federal Reserve Bank and other banks and other short-term investments	109,095	554	1.02	11,180	147	2.64
Federal funds sold	791	3	0.76	18,120	11	0.12
Loans:(2)
Commercial and commercial real estate(1)	3,818,689	92,825	4.90	3,805,401	93,643	4.95
Residential mortgage	639,902	13,192	4.16	769,043	15,885	4.15
Agricultural and agricultural real estate(1)	485,665	11,361	4.72	474,801	11,233	4.76
Consumer	427,015	16,342	7.72	421,245	16,196	7.73
Fees on loans		3,430	—		3,654	—
Less: allowance for loan losses	(54,803)	—	—	(50,334)	—	—
Net loans	5,316,468	137,150	5.20	5,420,156	140,611	5.22
Total earning assets	7,544,609	170,268	4.55%	7,361,775	168,202	4.59%
Nonearning Assets	739,072			756,423
Total Assets	$8,283,681			$8,118,198
Interest Bearing Liabilities
Savings	$3,859,730	$4,610	0.24%	$3,628,089	$3,922	0.22%
Time, $100,000 and over	349,789	1,452	0.84	459,885	1,604	0.70
Other time deposits	481,736	1,831	0.77	614,556	2,668	0.87
Short-term borrowings	194,272	227	0.24	342,464	848	0.50
Other borrowings	282,948	6,884	4.91	273,326	7,148	5.26
Total interest bearing liabilities	5,168,475	15,004	0.59%	5,318,320	16,190	0.61%
Noninterest Bearing Liabilities
Noninterest bearing deposits	2,282,642			2,040,105
Accrued interest and other liabilities	59,989			75,034
Total noninterest bearing liabilities	2,342,631			2,115,139
Stockholders' Equity	772,575			684,739
Total Liabilities and Stockholders' Equity	$8,283,681			$8,118,198
Net interest income, fully tax-equivalent (non-GAAP)(1)		$155,264			$152,012
Net interest spread(1)			3.96%			3.98%
Net interest income, fully tax-equivalent (non-GAAP) to total earning assets(3)			4.15%			4.15%
Interest bearing liabilities to earning assets	68.51%			72.24%

Reconciliation of annualized net interest margin, fully tax-equivalent (non-GAAP)(3)
Net interest income, fully tax-equivalent (non-GAAP)		$155,264			$152,012
Adjustments for tax-equivalent interest(1)		(7,656)			(6,187)
Net interest income (GAAP)		$147,608			$145,825

Average earning assets	$7,544,609			$7,361,775
Annualized net interest margin (GAAP)		3.95%			3.98%
Annualized net interest margin, fully tax-equivalent (non-GAAP)		4.15%			4.15%

(1) Computed on a tax-equivalent basis using an effective tax rate of 35%.
(2) Nonaccrual loans are included in the average loans outstanding.
(3) Annualized net interest margin, fully tax-equivalent is a non-GAAP measure, which adjusts net interest income for the tax-favored status of certain loans and securities. Management believes this measure enhances the comparability of net interest income arising from taxable and tax exempt sources. This measure should not be considered a substitute for operating results determined in accordance with GAAP.

HEARTLAND FINANCIAL USA, INC.
SELECTED FINANCIAL DATA - SUBSIDIARY BANKS (Unaudited)
DOLLARS IN THOUSANDS
	As of and For the Quarter Ended
	6/30/2017	3/31/2017	12/31/2016	9/30/2016	6/30/2016
Total Assets
Dubuque Bank and Trust Company	$1,441,655	$1,436,038	$1,497,775	$1,448,796	$1,473,461
New Mexico Bank & Trust	1,407,991	1,382,480	1,374,647	1,318,203	1,321,113
Wisconsin Bank & Trust	1,035,628	1,033,633	1,065,715	1,068,288	1,080,224
Premier Valley Bank	850,956	854,838	640,684	635,620	629,423
Centennial Bank and Trust	817,859	839,505	901,782	892,723	909,697
Morrill & Janes Bank and Trust Company	748,286	871,819	863,544	862,767	843,069
Illinois Bank & Trust	740,153	746,669	742,173	748,801	742,697
Arizona Bank & Trust	566,339	578,597	582,266	574,561	577,002
Rocky Mountain Bank	476,829	479,121	477,063	481,346	473,583
Minnesota Bank & Trust	216,957	213,789	229,114	238,745	230,004
Total Portfolio Loans
Dubuque Bank and Trust Company	$884,640	$903,617	$905,242	$906,347	$928,869
New Mexico Bank & Trust	934,734	906,477	924,249	917,679	870,109
Wisconsin Bank & Trust	662,502	644,380	650,254	711,714	732,503
Premier Valley Bank	447,148	440,406	348,879	354,610	376,275
Centennial Bank and Trust	558,573	572,254	609,760	638,006	668,547
Morrill & Janes Bank and Trust Company	515,896	546,123	548,544	538,666	522,518
Illinois Bank & Trust	447,887	469,105	473,008	469,236	466,983
Arizona Bank & Trust	377,358	384,028	384,706	385,926	390,078
Rocky Mountain Bank	335,173	330,921	347,839	357,346	362,475
Minnesota Bank & Trust	144,112	142,736	144,098	139,581	144,009
Total Deposits
Dubuque Bank and Trust Company	$1,178,368	$1,212,899	$1,231,016	$1,182,947	$1,159,942
New Mexico Bank & Trust	1,190,758	1,184,675	1,091,436	1,101,550	1,062,410
Wisconsin Bank & Trust	874,845	868,033	899,676	889,957	911,915
Premier Valley Bank	681,298	708,226	510,142	520,814	514,522
Centennial Bank and Trust	682,872	712,377	733,449	767,128	775,417
Morrill & Janes Bank and Trust Company	627,857	721,075	738,036	676,176	696,073
Illinois Bank & Trust	669,532	641,750	636,419	671,104	653,582
Arizona Bank & Trust	493,419	501,111	477,213	493,331	497,599
Rocky Mountain Bank	416,436	420,067	414,344	420,581	405,888
Minnesota Bank & Trust	193,365	189,324	194,368	214,651	207,228
Net Income
Dubuque Bank and Trust Company	$3,477	$2,056	$806	$5,112	$4,475
New Mexico Bank & Trust	5,855	4,419	4,061	3,824	5,642
Wisconsin Bank & Trust	3,448	1,968	2,970	3,368	3,399
Premier Valley Bank	2,573	1,306	2,969	1,804	1,695
Centennial Bank and Trust	746	1,366	1,572	925	256
Morrill & Janes Bank and Trust Company	2,210	2,227	2,519	1,707	2,133
Illinois Bank & Trust	1,984	1,991	1,917	2,179	2,397
Arizona Bank & Trust	1,073	1,486	1,305	2,034	2,121
Rocky Mountain Bank	1,732	1,521	1,229	1,456	1,484
Minnesota Bank & Trust	563	591	888	675	559